UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 13, 2019

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, the board of directors of Adverum Biotechnologies, Inc. appointed Leone Patterson as President of Adverum. Ms. Patterson also remains Adverum’s Chief Executive Officer, and her compensation was not changed as a result of her appointment as President. Biographical information for Ms. Patterson was previously disclosed in Adverum’s Amendment No. 1 to Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on April 30, 2019.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2019, Adverum’s board of directors adopted Amended and Restated Bylaws to: clarify procedures relating to the appointment of an inspector of election and election and removal of officers; describe organizational procedures applicable to meetings of stockholders; provide that the board may delegate the powers or duties of any officer to any other officer or agent; update provisions relating to the execution of stock certificates as a result of changes in Delaware law; remove references to partly paid shares; and make certain other administrative changes.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 13, 2019, Adverum’s board of directors approved a new Code of Business Conduct and Ethics (the “Code”). The revisions to the Code include, among other things: alerting persons subject to the Code that certain actions by their family members may result in Code violations attributable to them; adding language to specifically address the maintenance of Adverum’s books and records; and streamlining the Code by referring to other subject-specific policies that Adverum has in place regarding insider trading, anti-corruption, corporate disclosure, and complaints regarding accounting and auditing matters, as well as to Adverum’s Employee Handbook. In addition, non-substantive changes were made to the Code to enhance readability. The new Code does not materially change the responsibilities and obligations that applied previously, and its adoption did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code.

The foregoing description of the Code is qualified in its entirety by the full text of the Code, which is available on Adverum’s investor relations website at investors.adverum.com. The contents of Adverum’s website are not incorporated by reference in, or a part of, this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Adverum Biotechnologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adverum Biotechnologies, Inc.

Date: December 13, 2019	By:	/s/ Leone Patterson
Leone Patterson, Chief Executive Officer